Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-283794) and on Form S-8 (File Nos. 333-232269, 333-212411, 333-160063, 333-147311, 333-110954, 333-266100 and 333-288367) of Natural Gas Services Group, Inc. of our audit report dated August 10, 2026, with respect to the consolidated financial statements of Flatrock Compression Holdings, LLC for the year ended December 31, 2025 included in this Form 8-K/A.

/s/ CohnReznick LLP

Houston, Texas
August 10, 2026